UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

1-844-689-3939

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2019 (the “Execution Date”), Anavex Life Sciences Corp. (the “Company”) entered into a purchase agreement (the “2019 Purchase Agreement”) and a registration rights agreement (the “RRA”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company, which will succeed the Company’s purchase agreement with Lincoln Park dated October 21, 2015 (the “2015 Purchase Agreement”). The Company is still able to make purchases under the 2015 Purchase Agreement until its termination pursuant to the terms thereof; however, upon the satisfaction of the conditions to the Company’s right to commence sales under the 2019 Purchase Agreement, the Company has the right, in its sole discretion, to sell to LPC up to $50,000,000 in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) from time to time over a 36 month period pursuant to the terms of the 2019 Purchase Agreement. On any business day and subject to certain customary conditions, the Company may direct LPC to purchase up to 200,000 shares of Common Stock (such purchases, “Regular Purchases”). The amount of a Regular Purchase may increase under certain circumstances based on the market price of the Common Stock; provided, however, that LPC’s committed obligation under any Regular Purchase shall not exceed $2,000,000. The Company and LPC may also mutually agree to increase the amount of shares to be purchased in a Regular Purchase to up to 1,000,000 shares and to make multiple Regular Purchases in a given day. The purchase price of shares of Common Stock will be based on the then prevailing market prices of such shares at the time of sales as described in the 2019 Purchase Agreement. There are no limits on the price per share that LPC may pay to purchase Common Stock under the 2019 Purchase Agreement. In addition, if the Company has directed LPC to purchase the full amount of Common Stock available as a Regular Purchase on a given day, it may direct LPC to purchase additional amounts as “accelerated purchases” and “additional accelerated purchases” as set forth in the 2019 Purchase Agreement.

The 2019 Purchase Agreement limits the Company’s sale shares of Common Stock to LPC to 10,076,680 shares of Common Stock, representing 19.99% of the shares of the Common Stock outstanding on the date of the 2019 Purchase Agreement unless (i) shareholder approval is obtained to issue more than such amount or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the 2019 Purchase Agreement equals or exceeds the lower of (A) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the Execution Date or (B) the average of the closing price of the Common Stock on the Nasdaq Capital Market for the five Business Days immediately preceding the Execution Date.

The 2019 Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of Common Stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

The 2019 Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. The 2019 Purchase Agreement does not limit the Company’s ability to raise capital from other sources at its sole discretion; provided, however, that the Company shall not enter into any “Variable Rate Transaction” as defined in the 2019 Purchase Agreement, including the issuance of any floating conversion rate or variable priced equity-like securities, but excluding any “At-the-Market” offering with a registered broker-dealer, during the 36 month term of the 2019 Purchase Agreement.

In consideration for entering into the 2019 Purchase Agreement, the Company issued to LPC 324,383 shares of Common Stock as a commitment fee and shall issue up to 162,191 shares pro rata, when and if LPC purchases, at the Company’s sole discretion, the $50,000,000 Million aggregate commitment. The 2019 Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (SEC File No. 333-207600) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on September 6, 2016, and pursuant to a prospectus supplement dated June 12, 2019. Pursuant to the RRA, if the Registration Statement is no longer available for sales under the 2019 Purchase Agreement, the Company will be required to file an additional registration statement.

The Company intends to use the proceeds from the 2019 Purchase Agreement for general corporate purposes, including for working capital, capital expenditures and for funding additional clinical and preclinical development of the Company’s pipeline candidates.

The foregoing descriptions of the 2019 Purchase Agreement and the RRA are qualified in their entirety by reference to the full text of the 2019 Purchase Agreement and the RRA, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

The Company is filing the opinion of Snell & Wilmer, L.L.P., regarding the validity of the shares of Common Stock issued pursuant to the 2019 Purchase Agreement, as Exhibit 5.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
4.1	Registration Rights Agreement, dated as of June 7, 2019, by and between the Company and Lincoln Park Capital Fund, LLC	Filed herewith

5.1	Opinion of Snell & Wilmer, L.L.P.	Filed herewith

10.1	Purchase Agreement, dated as of June 7, 2019 by and between the Company and Lincoln Park Capital Fund, LLC	Filed herewith

23.1	Consent of Snell & Wilmer, L.L.P.	Contained in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Date: June 12, 2019	/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

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